PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 75 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                                    May 4, 2000
                                                                  Rule 424(b)(3)

                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                           Senior Floating Rate Notes

                            -----------------------

     We will not redeem these Medium-Term Notes, Series C (Senior Floating Rate Notes) prior to the maturity date. We describe the basic features of this type of note in the section called "Description of Notes--Floating Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:          $25,000,000

Maturity Date:             May 10, 2002

Interest Accrual
   Date:                   May 10, 2000

Interest Payment
   Dates:                  Each February 10,
                           May 10, August 10,
                           and November 10,
                           commencing August
                           10, 2000

Initial Interest Rate:     To be determined on
                           the business day
                           immediately preceding
                           the Original Issue
                           Date

Base Rate:                 Federal Funds Rate

Index Maturity:            One Day

Spread
(Plus or Minus):           Plus 0.30% per annum

Index Currency:            N/A

Interest Payment
   Period:                 Quarterly

Specified Currency:        U.S. Dollars

Issue Price:               100%

Settlement Date
   (Original Issue Date):  May 10, 2000

Initial Interest Reset
   Date:                   May 11, 2000

Interest Reset Dates:      Each business day
                           except the business
                           day immediately
                           preceding each
                           interest payment date

Interest Reset Period:     Daily

Interest Determination
   Dates:                  The business day
                           immediately preceding
                           each interest reset date

Reporting Service:         Telerate (Page 120)

Book Entry Note or
   Certificated Note:      Book Entry Note

Senior Note or
   Subordinated Note:      Senior Note

Agent:                     Morgan Stanley & Co.
                           Incorporated

Calculation Agent:         The Chase Manhattan
                           Bank

Minimum Denomination:      $1,000

CUSIP:                     61745EPV7


Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.

                           MORGAN STANLEY DEAN WITTER